UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 13, 2012
(Date of earliest event reported)

SILVER DRAGON RESOURCES INC.
(Exact name of registrant as specified in its charter)

0-29657
(Commission File Number)

Delaware	33-0727323
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

200 Davenport Road
Toronto, Ontario, M5R 1J2
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2012, Silver Dragon Resources Inc. (the “Company”) entered into a letter agreement with JMJ Financial (the “Lender”), the holder of certain convertible promissory notes issued by the Company to the Lender (the “Convertible Notes”), pursuant to which the Lender has agreed that, if the Company pays the Lender $194,083.65 (the “Payoff Amount”) on or before a fixed time on March 31, 2013 (as applicable, the “Payoff Date”), such payment will constitute payment in full of any and all obligations due and owing to the Lender under the Convertible Notes and certain other agreements between the parties (collectively, the “Transaction Documents”).

In consideration of the foregoing, the Lender has agreed, from the date of the letter agreement through the Payoff Date, to forbear from exercising any right or remedy in respect of the Transaction Documents, including without limitation any right to conversion, right to delivery of shares or any remedy arising as the result of any default or event of default. The parties have also agreed to a mutual release of claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER DRAGON RESOURCES INC.

Date: December 14, 2012	/s/ Marc Hazout
By: Marc Hazout, President & CEO